SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	July 11, 2014

GE Dealer Floorplan Master Note Trust
CDF Funding, Inc.
GE Commercial Distribution Finance Corporation

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)

Delaware
(State or Other Jurisdiction of Incorporation

333-189041-01
333-189041
333-115582
333-115582-03
333-130782
333-130782-02
333-158937-01
333-158937	20-1060484 (CDF Funding, Inc.)
(Commission File Numbers)	(I.R.S. Employer Identification No.)

5595 Trillium Boulevard, Hoffman Estates, Illinois	60192
(Address of Principal Executive Offices)	(Zip Code)

(847) 747-4043

(Registrant’s Telephone Number, Including Area Code)

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

The following amendments to material definitive agreements, which are filed as exhibits to this Report, were entered into:

1. Amended and Restated Master Indenture, dated as of July 11, 2014 (“Amended and Restated Master Indenture”), between GE Dealer Floorplan Master Note Trust (the “Trust”) and Deutsche Bank Trust Company Americas.

2. Amended and Restated Receivables Sale Agreement, dated as of July 11, 2014 (“Amended and Restated Receivables Sale Agreement”), among GE Commercial Distribution Finance Corporation, General Electric Capital Corporation (“GECC”), Brunswick Acceptance Company, LLC, Polaris Acceptance and CDF Funding, Inc.

3. Amended and Restated Receivables Purchase and Contribution Agreement, dated as of July 11, 2014 (“Amended and Restated Receivables Purchase and Contribution Agreement”), between CDF Funding, Inc. and the Trust.

4. Second Amended and Restated Servicing Agreement, dated as of July 11, 2014 (“Second Amended and Restated Servicing Agreement”), between the Trust and GECC.

5. Amendment No. 1 to the Amended and Restated Intercreditor Agreement, dated as of July 11, 2014 (“Amendment No. 1 to the Amended and Restated Intercreditor Agreement”), among GE Commercial Distribution Finance Corporation, Brunswick Acceptance Company, LLC, Polaris Acceptance, GECC, and the Trust.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.	Document Description

The following are filed as exhibits to this Report:

4.1	Amended and Restated Master Indenture

4.2	Amended and Restated Receivables Sale Agreement

4.3	Amended and Restated Receivables Purchase and Contribution Agreement

4.4	Second Amended and Restated Servicing Agreement

4.5	Amendment No. 1 to the Amended and Restated Intercreditor Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDF FUNDING, INC.
(Registrant)

Dated: July 11, 2014	By:	/s/ John E. Peak
		Name:	John E. Peak
		Title:	Vice President